UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

BNET MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-178000

NEVADA (State or other jurisdiction of incorporation)	30-0523156 (I.R.S. Employer Identification No.)
291 South 200 West, Farmington UT (Address of principal executive offices)	84025 (Zip Code)

Registrant’s telephone number, including area code:

(801) 928-8266

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bnet Media Group, Inc.

Form 8-K

Current Report

Item 3.02      Unregistered Sales of Equity Securities.

On April 8, 2015, the registrant’s board of directors approved the issuance of 5,800,000 shares of the registration’s securities in satisfaction of $58,000 of debt as follows:

(1)           5,220,000 shares of the registrant’s Series A Non-convertible Preferred Stock at a price of $0.01 per share, for a total of $52,200; and

(2)           5,800,000 shares of the registrant’s common stock at a price of $0.001 per shares for a total of $5,800.

                The securities were issued to the registrant’s Chief Executive Officer, Gerald Sklar in lieu of cash as full payment for $58,000 in funds advanced to pay the registration’s operations expenses. The securities issued by the registrant were issued in reliance on an exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                On April 8, 2015, the registrant’s board of directors approved the appointment of Robert Nickolas Jones, the registrant’s Chief Financial Officer, to serve as the registrant’s secretary and treasurer and to fill the vacancy created by the death of David M. Young, a director who was also serving as the secretary of the registrant. Mr. Jones was appointed to serve as the secretary and treasurer until the next annual meeting and until such time as his successor is duly appointed.

 ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2015	Bnet Media Group, Inc.
a Nevada corporation
/s/ Gerald E. Sklar

By: Gerald E. Sklar
Its: President and Chief Executive Officer

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